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                                                                    Exhibit 99.1

          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                         Shoney's, Inc. and Subsidiaries


                                                 Charged
                                Balance at       to Costs          Charged                          Balance at
                                Beginning          and             to Other                           End of
                                of Period        Expenses          Accounts        Deductions         Period
                               -----------      -----------      -----------      ------------      -----------
Fiscal year ended
October 25, 1998:
   Reserves and
   allowances deducted
   from asset accounts:
    Allowance for
    doubtful accounts          $ 1,596,000      $   297,000      $    70,000 (B)  $    821,000 (A)  $ 1,142,000
                               ===========      ===========      ===========      ============      ===========

     Valuation
      allowance for
      deferred tax
      assets                   $10,609,000      $52,538,000 (E)  $         0      $          0      $63,147,000
                               ===========      ===========      ===========      ============      ===========

Fiscal year ended
October 26, 1997:
   Reserves and
   allowances deducted
   from asset accounts:
     Allowance for
      doubtful accounts        $ 1,504,000      $   110,000      $   209,000(B)   $    227,000 (A)  $ 1,596,000
                               ===========      ===========      ===========      ============      ===========

     Valuation
      allowance for
      deferred tax
      assets                   $ 4,749,000      $ 5,860,000(E)   $         0      $          0      $10,609,000
                               ===========      ===========      ===========      ============      ===========

Fiscal year ended
October 27, 1996:
   Reserves and
   allowances deducted
   from asset accounts:
     Allowance for
      doubtful accounts        $ 1,645,000      $   481,000      $   282,000(B)   $    904,000 (A)  $ 1,504,000
                               ===========      ===========      ===========      ============      ===========

    Valuation
      allowance for
      deferred tax
      assets                   $         0      $         0      $ 4,902,000(C)   $    153,000 (D)  $ 4,749,000
                               ===========      ===========      ===========      ============      ===========
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(A) Accounts written off.
(B) Recoveries from accounts written off in prior year.
(C) Deferred tax valuation allowance established as part of the purchase price allocation for the Company's acquisition of TPI.
(D) Expiration of tax credit carryforwards.
(E) Increased the valuation allowance for deferred tax assets which are not expected to be realized.